Exhibit 99.1

NEWS RELEASE

Science 37 Reports Third Quarter 2022 Financial Results

Research Triangle Park, N.C., November 10, 2022 — Science 37 Holdings, Inc. (Nasdaq: SNCE), (“Science 37”) the Agile Clinical Trial Operating SystemTM, today reported its financial results for the quarter ended September 30, 2022.

“The third quarter was challenging from a bookings perspective as we experienced delays in expected contract signings and longer sales cycles in our larger volume opportunities,” said David Coman, Chief Executive Officer of Science 37. “We made great strides in our cash management for the quarter and are confident in our growth prospects as evidenced by a strong start to fourth quarter bookings and high levels of customer engagement.”

Quarterly Financial Highlights

•Revenue was $16.2 million for the quarter ended September 30, 2022, a 14% increase compared to $14.2 million for the same period in 2021.
•Net bookings were $4.7 million for the quarter ended September 30, 2022, compared to $35.9 million for the same period in 2021.
•Gross profit was $4.1 million for the quarter ended September 30, 2022, compared to $3.9 million for the same period in 2021. Adjusted gross profit(1) was $4.6 million for the quarter ended September 30, 2022, compared to $4.0 million for the same period in 2021. Gross margin was 25.2% for the quarter ended September 30, 2022, compared to 27.5% for the same period in 2021. Adjusted gross margin(1) was 28.3% for the quarter ended September 30, 2022, compared to 28.4% for the same period in the prior year.
•Net loss was $23.5 million for the quarter ended September 30, 2022, resulting in loss per share of $0.20, compared to a net loss of $14.7 million in the same period in 2021, or loss per share of $1.78.
•Adjusted net loss(1) was $19.5 million for the quarter ended September 30, 2022, compared to an adjusted net loss of $13.9 million in the same period in 2021.
•Adjusted EBITDA(1) was $(14.6) million for the quarter ended September 30, 2022, compared to $(12.0) million in the same period in 2021. Adjusted EBITDA for the quarter ended September 30, 2022 showed a 11% improvement from the second quarter of 2022 that had an Adjusted EBITDA of $(16.5) million.
•Cash and Cash Equivalents as of September 30, 2022 were $130.2 million.

Net bookings for the quarter ended September 30, 2022 were adversely impacted by delays in expected contract signings and longer sales cycles, resulting in approximately $20 million of gross bookings recognized in the fourth quarter to date.

Third quarter revenues grew 14% year-over-year to $16.2 million given our strong backlog entering the quarter, however, revenues were down quarter-over-quarter as a result of net bookings and two independent Sponsor related enrollment decisions, neither due to funding concerns.

In light of these recent business conditions, we have implemented a cost reduction program that incorporates reducing our staff by approximately 16%. We expect this cost reduction program will result in approximately $21 million of gross cash savings on an annual basis.

The decreases in adjusted EBITDA and adjusted net loss for the quarter ended September 30, 2022 as compared to the quarter ended September 30, 2021 were primarily due to investments to support continuing company growth and expenses related to becoming a publicly traded company in the fourth quarter of 2021.

(1) Adjusted gross profit, adjusted gross margin, adjusted net loss and adjusted EBITDA are non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measure, please refer to "Reconciliation of GAAP to non-GAAP measures" section included in this press release.

Full Year 2022 Financial Outlook

Science 37 is providing revised revenue guidance of $68.2 million to $69.2 million and revised adjusted EBITDA guidance of $(65.4) million to $(66.4) million for the fiscal year ending December 31, 2022.

NEWS RELEASE
The foregoing 2022 Financial Outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Science 37 has not provided a quantitative reconciliation of adjusted EBITDA guidance to net (income) loss on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to interest income, depreciation, amortization, stock-based compensation, restructuring costs and change in fair value of the Earn-Out liability, all of which are adjustments to adjusted EBITDA. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Science 37’s control.

Webcast and Conference Call Details

Science 37 will host a conference call on November 11, 2022, at 8:30 a.m. ET to discuss its third quarter 2022 financial results. The conference call can be accessed by registering online for dial-in information or via live audio webcast at: https://investors.science37.com/news-events/events-presentations. Participants interested in dialing in to the conference call are requested to register at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Science 37

Science 37’s mission is to enable universal access to clinical research—making it easier for patients and providers to participate from anywhere and helping to accelerate the development of treatments that impact patient lives. As a pioneer of decentralized clinical trials, the Science 37 Agile Clinical Trial Operating System (OS) supports today’s more agile clinical research designs with its full stack, end-to-end technology platform and specialized networks of patient communities, telemedicine investigators, mobile nursing, remote coordinators, community providers, and data and devices. Configurable to enable almost any study type, the Science 37 OS enables up to 15x faster enrollment, 28% better retention and 3x more diverse patient population, as compared to the traditional site-centric clinical trial model, with industry-leading workflow orchestration, evidence generation and data harmonization. For more information, visit https://www.science37.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding Science 37's anticipated growth and profitability, the products offered by Science 37 and the markets in which it operates and expects to enter, expectation as to the timing and amount of cost savings related to the planned cost reduction program, projected future results, and revenue and adjusted EBITDA guidance for fiscal year 2022. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on Nasdaq, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 operates, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business and changes in its capital structure, and general economic and financial market conditions, including fluctuations in currency exchange rates, economic instability, and inflationary conditions, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, (vi) failure to realize anticipated cost savings, and (vii) the potential adverse effects of the ongoing global COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties

NEWS RELEASE
described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 22, 2022 and in our other documents filed by Science 37 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Science 37 does not give any assurance that Science 37 will achieve its expectations.

Use of Non-GAAP Financial Measures and Key Performance Measures

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted net income (loss). A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.

The Company defines adjusted gross profit as gross profit excluding stock-based compensation expense. The Company defines adjusted gross margin as gross margin excluding stock-based compensation expense.

The Company defines adjusted net income (loss) (including adjusted diluted earnings per share) as net income (loss) (including diluted earnings per share) excluding transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; stock-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt.

EBITDA represents earnings before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; stock-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business.

Management believes that adjusted gross profit, adjusted gross margin, adjusted EBITDA and adjusted net income (loss) are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently.

This press release also contains certain key performance measures which we use to evaluate our business and results, measure performance, identify trends, formulate plans and make strategic decisions. We believe that the presentation of such metrics is useful to the Company’s investors because they are used to measure and model the performance of companies such as ours. Net bookings represent new business awards, net of contract modifications, contract cancellations, and other adjustments. Net bookings represent the minimum contractual value for the initial planned duration of a contract as of the contract execution date. The minimum fixed fees, upfront implementation fees and technology and support fees are included in net bookings. Estimates of variable revenue for utilization in excess of the contracted amounts is not included in the value of net bookings. Net bookings vary from period to period depending on numerous factors, including customer authorization volume, sales performance and the overall health of the life sciences industry, among others.

NEWS RELEASE
Contacts:

INVESTOR RELATIONS:
Steve Halper
LifeSci Advisors
investors@science37.com

MEDIA INQUIRIES:
Science 37
Email: pr@science37.com

NEWS RELEASE
SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2022	2021	2022	2021
Revenue	$16,249	$14,236	$54,210	$39,222

Operating expenses:
Cost of revenue	12,157	10,318	41,985	26,246
Selling, general and administrative	24,485	16,932	82,822	37,477
Depreciation and amortization	4,870	1,916	12,569	5,189
Total operating expenses	41,512	29,166	137,376	68,912

Loss from operations	(25,263)	(14,930)	(83,166)	(29,690)

Other income (expense):
Interest income	559	—	748	1
Sublease income	240	230	719	444
Change in fair value of earn-out liability	1,200	—	97,600	—
Other income (expense), net	(264)	8	(369)	12
Total other income (expense), net	1,735	238	98,698	457
Income (loss) before income taxes	(23,528)	(14,692)	15,532	(29,233)
Income tax expense (benefit)	—	—	(1)	—
Net income (loss)	$(23,528)	$(14,692)	$15,533	$(29,233)

Earnings (loss) per share:
Basic	$(0.20)	$(1.78)	$0.13	$(4.22)
Diluted	$(0.20)	$(1.78)	$0.12	$(4.22)

Weighted average common shares outstanding:
Basic	116,412	8,238	115,935	6,925
Diluted	116,412	8,238	126,717	6,925

NEWS RELEASE
SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
(In thousands, except share data)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$130,239	$214,601
Accounts receivable and unbilled services, net	9,018	10,699
Prepaid expenses and other current assets	6,664	7,403
Total current assets	145,921	232,703
Property and equipment, net	1,074	1,393
Operating lease right-of-use assets	1,227	2,086
Capitalized software, net	41,049	24,290
Other assets	153	326
Total assets	$189,424	$260,798
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$6,608	$12,819
Accrued expenses and other liabilities	11,877	17,073
Deferred revenue	4,603	5,130
Total current liabilities	23,088	35,022
Non-current liabilities:
Deferred revenue	4,170	2,478
Operating lease liabilities	873	1,322
Other long-term liabilities	1,390	1,477
Long-term earn-out liability	1,300	98,900
Total liabilities	30,821	139,199

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.0001 par value; 100,000,000 shares authorized, 0 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 400,000,000 shares authorized, 116,574,031 and 114,991,026 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	12	11
Additional paid-in capital	344,984	323,666
Accumulated other comprehensive income	152	—
Accumulated deficit	(186,545)	(202,078)
Total stockholders’ equity	158,603	121,599
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$189,424	$260,798

NEWS RELEASE
SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$15,533	$(29,233)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	12,569	5,189
Non-cash lease expense related to operating lease right-of-use assets	859	1,153
Stock-based compensation	19,425	1,913
Gain on change in fair value of earn-out liability	(97,600)	—
Loss on foreign currency exchange rates	282	—
Provision for doubtful accounts	147	143
Changes in operating assets and liabilities:
Accounts receivable and unbilled services	1,534	4,059
Prepaid expenses and other current assets	745	(2,862)
Other assets	(72)	(142)
Accounts payable	(8,100)	2,110
Accrued expenses and other current liabilities	(6,329)	577
Deferred revenue	1,165	2,063
Operating lease liabilities	(449)	(948)
Other, net	(86)	1,318
Net cash used in operating activities	(60,377)	(14,660)
Cash flows from investing activities:
Payments related to capitalized software development costs	(24,627)	(11,339)
Purchases of property and equipment	(162)	(733)
Net cash used in investing activities	(24,789)	(12,072)
Cash flows from financing activities:
Proceeds from stock option exercises	672	1,245
Net cash provided by financing activities	672	1,245
Net decrease in cash and cash equivalents	(84,494)	(25,487)
Effect of foreign currency exchange rate changes on cash	132	—
Cash and cash equivalents, beginning of period	214,601	33,483
Cash and cash equivalents, end of period	$130,239	$7,996
Supplemental disclosures of non-cash activities
Balance in accounts payable, accrued expenses and other current liabilities, and capitalized stock-based compensation related to capitalized software and fixed asset additions	$(3,482)	$(2,364)
Right-of-use asset obtained in exchange for operating lease liabilities	$—	$(1,305)
Balance in prepaid expenses and other current assets related to stock option exercises	$5	$—

NEWS RELEASE
SCIENCE 37 HOLDINGS, INC. and SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

The following table provides reconciliation of adjusted gross profit and adjusted gross margin to gross profit and gross margin, the most directly comparable GAAP measures, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Revenue	$16,249	$14,236	$54,210	$39,222

Gross profit	$4,092	$3,918	$12,225	$12,976
Stock-based compensation (1)	$505	$129	$1,481	$346
Adjusted gross profit	$4,597	$4,047	$13,706	$13,322

Gross margin	25.2%	27.5%	22.6%	33.1%
Adjusted gross margin	28.3%	28.4%	25.3%	34.0%

The following table provides reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Net income (loss)	$(23,528)	$(14,692)	$15,533	$(29,233)
Interest income	(559)	—	(748)	(1)
Depreciation and amortization	4,870	1,916	12,569	5,189
Other income (2)	(1,176)	(238)	(97,950)	(456)
Stock-based compensation	5,739	998	19,425	1,913
Franchise taxes	50	—	229	—
Provision for income taxes	—	—	(1)	—
Adjusted EBITDA	$(14,604)	$(12,016)	$(50,943)	$(22,588)

The following table provides reconciliation of adjusted net loss to net income (loss), the most directly comparable GAAP measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Net income (loss)	$(23,528)	$(14,692)	$15,533	$(29,233)
Interest income	(559)	—	(748)	(1)
Other income (2)	(1,176)	(238)	(97,950)	(456)
Stock-based compensation expense	5,739	998	19,425	1,913
Adjusted net loss	$(19,524)	$(13,932)	$(63,740)	$(27,777)
_____________________________________
(1)Represents the portion of total stock-based compensation recorded within cost of revenues.
(2)Includes a gain of $1.2 million and $97.6 million recorded for the three and nine months ended September 30, 2022, respectively, associated with the change in the fair value of the earn-out liability.